Exhibit 4.5


                      [LETTERHEAD OF DAVIS POLK & WARDWELL]


                                                     March 15, 2000


Re: Donaldson, Lufkin & Jenrette, Inc. Medium-Term Notes

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

DONALDSON, LUFKIN & JENRETTE
  INTERNATIONAL
99 Bishopsgate
London, EC2M3YF
England

Ladies and Gentlemen:

         We have acted as special tax counsel for Donaldson, Lufkin & Jenrette, Inc. (the "Company") in connection with the registration of $3,134,800,000 of the Company's Medium-Term Notes (the "Notes"). We hereby confirm the opinion (the "Opinion") set forth under the caption "United States Tax Considerations" in the prospectus supplement (the "Prospectus Supplement") dated March 15, 2000 that supplements the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on February 23, 2000.

         We hereby consent to the use of our name under the caption "United States Tax Considerations" in the Prospectus Supplement. The issuance of this consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

                                                Very truly yours,

                                                /s/ Davis Polk & Wardwell